RESHAPING CYSTIC FIBROSIS TREATMENT: NOVEL CFTR MODULATOR COMBINATIONS #CForward Corporate Presentation October 2019 Exhibit 99.1

Safe Harbor and Disclaimer To the extent that statements in this presentation are not historical facts, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “aim,” “may,” “will,” “expect,” “anticipate,” “estimate,” “intend,” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements.  Examples of forward-looking statements made in this presentation include, without limitation, statements regarding the potential of our proprietary combination therapies for the treatment of CF, the potential benefit to patients, including those with extremely rare genotypes, of our proprietary combination therapies, the expected timing of the initiation of, patient enrollment in, data from, and our completion of, our clinical studies and cohorts for PTI-428, PTI-801, PTI-808 and our combination therapy candidates, cash guidance, and HIT CF consortium subject recruitment, and in vitro testing and conduct of clinical trials with our drug candidates.  Forward-looking statements made in this presentation involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, and we therefore cannot assure you that our plans, intentions, expectations or strategies will be attained or achieved. Such risks and uncertainties include, without limitation, the possibility that final or future results from our drug candidate trials (including, without limitation, longer duration studies) do not achieve positive results or are materially and negatively different from or not indicative of the preliminary results reported in this presentation (noting that these results are on a small number of patients and small data set), uncertainties inherent in the execution and completion of clinical trials (including, without limitation, the possibility FDA requires us to run cohorts sequentially or conduct additional cohorts or pre-clinical or clinical studies), in the enrollment of CF patients in our clinical trials, in the timing of availability of trial data, in the results of the clinical trials, in possible adverse events from our trials, in the actions of regulatory agencies, in endorsement, if any, by CF patient advocacy groups, the potential activity of our drug candidates in organoids and in personalized clinical trials in extremely rare genetic mutations may not be realized, and those set forth in our Annual Report on Form 10-K for the year ended December 31, 2018, our Quarterly Report on Form 10-Q for the period ended June 30, 2019, and our other SEC filings. We assume no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.   This presentation also contains estimates and other statistical data made by independent parties and by us relating to, among other items, disease incidence, market size and other data about our industry.  This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of risk and uncertainty.  New risks emerge from time to time, and neither we nor any other person makes any representation as to the accuracy or completeness of such data or undertakes any obligation to update such data after the date of this presentation. By attending, viewing, or receiving this presentation you acknowledge you are solely responsible for your own assessment of the market and our market position and that you will conduct your own analysis and are solely responsible for forming your own view of the potential future performance of our business. The trademarks included in this presentation are the property of the owners thereof and are used for reference purposes only.  Such use should not be construed as an endorsement of the Company or its securities. 2

Highlights 2019 Clinical Progress 3 novel CFTR modulators with clinical proof of efficacy data across multiple studies in over 240 CF patients Potential best-in-class corrector/potentiator double combination identified On track to complete double and triple combinations in 28-day studies Financially solid $88M at the end of Q2, sufficient to fund operations into 2021 3

Cystic Fibrosis Market Opportunity Cystic Fibrosis is a rare and life limiting genetic disease Over 80,000 individuals live with CF in US, Canada, Europe and Australia with many more in regions that do not have established patient registries In Europe, approximately only 1 in 5 of the ~48,000 people with CF has access to CFTR modulators CFTR modulators are the only validated disease modifying treatment options, but approved drugs still leave significant unaddressed medical need: Limited access due to lack of reimbursement Individual variability in response and tolerability to available products Neglected genotypes CFTR modulator market projected to grow from $3B (2018) to over $6B (2023), driven by approval of new therapies, premium pricing and monopoly 4

Proteostasis Therapeutics' Approach to Restoration of CFTR Activity

Novel CFTR modulators have been tested in multiple clinical paridigms

	Regulatory designation	Add-on to approved modulators	Double combination	Triple combination
Potentiator PTI-808	Fast Track (FDA)		✓	✓
Corrector PTI-801	Fast Track (FDA)	✓	✓	✓
Amplifier PTI-428	Breakthrough Therapy (FDA) Orphan Drug (FDA)	✓		✓



Conductance
Activity
Stability
Folding
Translation
Splicing
Transcription
PTI-808
Potentiator
PTI-801
Corrector
PTI-428
Amplifier

5

Completed Studies In vitro data supports best-in-class clinical data of the PTI double In vitro data, no plateau in Phase 1, suggests capacity for more clinical efficacy of PTI triple ppFEV1 treatment effect 2.6-3.0%a 4.0%b 6.6% Study Phase 3 3 1 Duration 24 w 24 w 2 w 10%c 8% 2 1 4 w 2 w Ussing measurements of patient derived F508del/F508del primary HBE cells References: aOrkambi® product label, bSymdeko® product label, cDavies et al. N Engl J Med 2018:1699-1611, PTI public disclosures on October 17, 2018 and March 25, 2019 Emerging F508del Correctors, Potentiators and Amplifiers 6

Over 50 Subjects Completed Combination Studies in North America and in Europe 7

Double and Triple Combination Study Design CF Subjects ≥ 18 years of age Lung function 40-90% (ppFEV1) Not taking CFTR modulator therapies Not excluding subjects with lung colonization with organisms associated with a more rapid decline in pulmonary status Primary Objectives Safety and tolerability of dose combinations of PTI-801, PTI-808 and PTI-428 Secondary Objectives PK profile of multiple dose combinations Treatment effect on FEV1 over time Exploratory Objectives Treatment effect on sweat chloride PTI-801: 600 mg PTI-808: 150 mg PTI-428: 30 mg Placebo PTI-801: 400 mg PTI-808: 300 mg (ongoing) Placebo -7 Day 1 14 7 Screening period PTI-801: 200 mg PTI-808: 300 mg PTI-428: 30 mg PTI-808: 300 mg PTI-808: 150 mg PTI-801: 300 mg PTI-808: 300 mg PTI-801: 200 mg PTI-808: 100 mg F508del homozygous not taking CFTR modulator therapies 8

Double combination Triple combination Low dose double n=9 Mid dose double n=5 Placebo n=4 Cohort 1 n=12 Cohort 2 n=13 Placebo n=6 PTI-801 dose 200 mg 300 mg - 200 mg 600 mg - PTI-808 dose 100 mg 300 mg - 300 mg 150 mg - PTI-428 dose - - - 30 mg 30 mg - Age, year (mean SD) 36.1 (12.4) 26.0 (8.8) 26.3 (4.5) 29.7 (9.6) 35.3 (10.6) 27.8 (7.0) Baseline ppFEV1 (mean, SD) 57.0 (16.6) 50.7 (12.7) 69.6 (7.1) 54.1 (10.3) 66.6 (13.4) 65.0 (12.6) Baseline sweat chloride mmol/L (mean, SD) 99.9 (10.6) 98.7 (13.4) 109.5 (1.4) 104.5 (9.2) 100.3 (8.1) 93.8 (8.1) BMI, kg/m2 (mean, SD) 22.2 (2.1) 22.3 (0.9) 22.7 (2.3) 20.1 (2.0) 22.9 (4.2) 19.9 (2.2) Subjects with lung colonization status* 0 0 1 1 2 2 Double and Triple Combination Study Demographics *Lung Colonization status associated with a more rapid decline in pulmonary status (e.g., Burkholderia cenocepacia and Mycobacterium abscessus) excluded in the ad hoc subset analysis PTI public disclosures on October 17, 2018 and March 25, 2019 9

Double combination Triple combination Low dose double n=9 Mid dose double n=5 Placebo n=4 Cohort 1 n=12 Cohort 2 n=13 Placebo n=6 PTI-801 dose 200 mg 300 mg - 200 mg 600 mg - PTI-808 dose 100 mg 300 mg - 300 mg 150 mg - PTI-428 dose - - - 30 mg 30 mg - Subjects completed study (n) 8 5 4 11 13 6 Safety summary and key respiratory adverse events (n) At least one AE 8 3 4 11 9 5 Pulmonary exacerbation* 0 0 0 1 0+ 1 Cough 1 0 0 0 0 1 Chest discomfort 1 1 0 0 0 0 Dyspnoea 0 0 0 0 1 0 Other adverse events (n) Nausea (most frequent AE in triple study) 0 0 0 1 1 2 Headache (most frequent AE in double study) 2 0 1 1 0 1 Double and Triple Combinations Generally Well Tolerated *Excluded in the ad hoc subset analysis +1 PE post treatment period PTI public disclosures on October 17, 2018 and March 25, 2019 10

Double combination resulted in a +6.6 ppFEV1 improvement compared to placebo* Triple combination resulted in a +8 ppFEV1 improvement compared to placebo* Statistical Significance in Improvement in Lung Function Achieved with both Double and Triple Combinations No plateau in ppFEV1 response was observed at the end of 14 day treatment period with the PTI triple PTI Triple Combination PTI-801: 600 mg, PTI-808: 150 mg, PTI-428: 30 mg PTI Double Combination PTI-801: 300 mg, PTI-808: 300 mg *Previously disclosed data on October 17, 2018 and March 25, 2019 placebo placebo 11

Double combination resulted in -12 mM improvement in sweat chloride compared to placebo* Triple combination resulted in -24 mM improvement in sweat chloride compared to placebo* Statistical Significance in Sweat Chloride Improvement Achieved in both Double and Triple Combinations PTI Triple Combination PTI-801: 600 mg, PTI-808: 150 mg, PTI-428: 30 mg PTI Double Combination PTI-801: 300 mg, PTI-808: 300 mg *Previously disclosed data on October 17, 2018 and March 25, 2019 placebo placebo 12

PTI-808 exposure PTI-801 exposure low high Double Triple Drug Exposure Driven Sweat Chloride Improvement in Subjects Treated with PTI-801 and PTI-808 13

Exploring the Capacity for More in Planned Phase 2 Studies F508del/F508del HBE cells F508del/min HBE cells New CFTR modulator combinations increase chloride transport in both homozygous and heterozygous F508del primary HBE cells 14

Potential Best-in-Class Double Backbone Serves as a Next Step in a Global Phase 2 Leading into Phase 3 Study Program 15

16 Analysis of the CF trial population that participated in PTI clinical trials highlights the disparity in the disease burden possibly driven by different prior experience with CFTR modulators Access to currently marketed CFTR modulators varies greatly in non-US regions It is estimated that only 1 in 5 CF patients in Europe has the option of CFTR modulator therapy Regional Inequality in Access to CFTR Modulators Impacts the CF Trial Population Compared to patients enrolled in early CFTR modulator trials, PTI combination trials recruited patients who were older and more likely to have discontinued prior treatment with CFTR modulators US subjects appear to have a higher burden of disease based on pulmonary exacerbation history suggesting the trial population in US is skewed towards CFTR modulator non-responders These factors must be considered in clinical trial design, study execution, and study result interpretation Source: “Letter to the Editor: Challenges and Opportunities in the Development of Future CFTR Modulator Options for People with CF” Damian Downey, MD and Jennifer Taylor-Cousar, MD. Accepted, Journal of Cystic Fibrosis The authors hypothesize that differential access to CFTR modulator therapy would affect the baseline demographics and disease burden of subjects enrolled in CF clinical trials

Ongoing Phase 2 Study with Double and Triple Combination for Patients with at Least one F508del Mutation CF Subjects ≥ 18 years of age Homo- or heterozygous for the F508del mutation Lung function 40-90% (ppFEV1) BMI ≥ 16 and ≤ 30 Respiratory stability at least 28 days prior to dosing Targeted enrollment of 30 homozygous subjects and 30 heterozygous subjects Double (PTI-801: 600 mg PTI-808: 300 mg) Triple (PTI-801: 600 mg PTI-808: 300 mg PTI-428: 10 mg) Placebo Day 1 14 28 Primary Objectives Safety and tolerability Secondary Objectives PK profile of double and triple drug combinations Treatment effect on FEV1 Treatment effect on sweat chloride Exploratory Objectives CFQ-R Global Phase 3 study Screening period 17

F508DEL HOMOZYGOTE F508DEL HOMO/HETEROZYGOTE ULTRA RARE MUTATIONS Targeting Patients Beyond F508del Genotypes with Personalized Medicine Approach 18

ORGANOID CLINICAL TRIAL Ongoing Starting 2020 Participating in HIT-CF Europe Consortium for CF Patients with Rare Mutations RESPONDER NON RESPONDER 19

Patient Recruitment and Responder Identification 93 0 188 32 37 53 301 <10 <10 357 130 19 550 17 262 <10 17 33 40 69 0 0 0 <10 <10 <10 15 2,027 CF patients with rare mutations are captured in the European Patient Registry ~200 patients have provided rectal biopsies for the HIT-CF project 500 patients to be recruited to provide rectal biopsies by the end of 2019 Identification of in vitro responders to Proteostasis drugs is ongoing 20

THANK YOU #CForward “Proteostasis is striving to shake up the CF community in ways better than the vest ever could.” Brad Dell, a person with CF